UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2006

UNIVERSAL TECHNICAL INSTITUTE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31923	86-0226984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite, 200, Phoenix, Arizona,		85027
(Address of Principal Executive Office)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 623-445-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

          On April 12, 2006, Universal Technical Institute, Inc. (“the Company”) issued a press release announcing preliminary fiscal 2006 second quarter results and the reduction of estimates for the fiscal year ending September 30, 2006.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

          The Company adopted Statement of Financial Accounting Standards No. 123(R) effective October 1, 2005.  SFAS No. 123(R) requires the Company to recognize equity based compensation expense for all stock option and other equity-based awards.  Prior to its adoption of SFAS No. 123(R), the Company accounted for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25.

          As a result of the Company’s adoption of SFAS No. 123(R), the Company’s press release includes certain financial measures that may be deemed “non-GAAP financial measures” under rules of the Securities and Exchange Commission.  These non-GAAP financial measures are provided to enhance the reader’s overall understanding and provide greater comparability of the Company’s interim and annual financial performance for fiscal 2006.  This information should be considered in conjunction with the Company’s financial results prepared in accordance with GAAP.

          In accordance with General Instruction B.2 to Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)                    Exhibits.

EXHIBIT #	DESCRIPTION

99.1	Press Release of Universal Technical Institute, Inc., dated April 12, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Date: April 12, 2006	By:	/s/ Jennifer L. Haslip

	Name:	Jennifer L. Haslip
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

99.1	Press Release of Universal Technical Institute, Inc., dated April 12, 2006.